Principal Financial Officer Certification required under Section 906 of Sarbanes-Oxley Act of 2002

I, R. Keith Wilt,
Vice President and Treasurer of the Company, certify, that:

3)	the Report fully complies with the requirements of Section 13 (a) or 15 (d) of the Securities Exchange Act of 1934, as amended; and

4)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the company.

/s/ R. Keith Wilt

Name:	R. Keith Wilt
Title:	Vice President and Treasurer (Chief Financial Officer)
Date:	April 23, 2004